EXHIBIT 23.7

Tel – Aviv, 26 March , 2006

TO: FROM:	Ampal - American Israel Corporation

RE: COMPANY NAME:	Consent Epsilon Investment House Ltd.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895 and File No. 333-55970) of Ampal – American Israel Corporation of our report dated 24/2/2005 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ Kost Forer Gabbay & Kasierer Member practice of Ernst & young global